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                                                                    EXHIBIT 99.2

                                                                       P R O X Y

                             MICROSIM CORPORATION

                           16275 Laguna Canyon Drive
                           Irvine, California 92618
                                (714) 788-6080

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MICROSIM CORPORATION.

SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 15, 1997

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting and related Proxy Statement with respect to the Special Meeting of Shareholders of MicroSim Corporation (the "Meeting") to be held at MicroSim's offices, 16275 Laguna Canyon Drive, Irvine, California 92618, on December 15, 1997, at 10:00 a.m., local time, and appoints Wolfram H. Blume and Bruce A. Warren, and each of them (with full power to act without the other), the true and lawful agents and proxies of the undersigned, each having full power of substitution, to represent the undersigned and to vote, as designated below, all shares of MicroSim Common Stock held of record by the undersigned on November 3, 1997, or which the undersigned would be entitled to vote if personally present at the Meeting or any adjournment thereof.

     Please complete below, date and sign on reverse side and return promptly.

(1) PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 13, 1997 BY AND AMONG ORCAD, INC., OCA MERGER CORPORATION AND MICROSIM CORPORATION (THE "MERGER AGREEMENT") AND TO APPROVE THE MERGER OF OCA MERGER CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF ORCAD, INC., WITH AND INTO MICROSIM CORPORATION PURSUANT TO THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT

     [_]  FOR   [_]  AGAINST   [_]  ABSTAIN

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS OF MICROSIM CORPORATION RECOMMENDS THAT YOU VOTE FOR PROPOSAL (1).

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNLESS REVOKED PRIOR TO THE VOTING THEREOF IN THE MANNER SPECIFIED IN THE PROXY STATEMENT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF PROPOSAL (1).

     Please date and sign below exactly as your name(s) appear hereon, and return this proxy promptly in the accompanying envelope. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Partnership proxies should be signed in full partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate such capacity.

                                Dated: _______________________, 1997


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